Filed with the Securities and Exchange Commission on July 9, 2014

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

CACHET FINANCIAL SOLUTIONS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	27-2205650
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

18671 Lake Drive East
Southwest Tech Center A
Minneapolis, MN 55317
Tel: (952) 698-6980
Fax: (952) 698-6999
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Paul D. Chestovich, Esq. Kathleen F. Crowe, Esq. Maslon Edelman Borman & Brand, LLP 3300 Wells Fargo Center 90 South Seventh Street Minneapolis, Minnesota 55402 Tel: (612) 672-8200
Copies to:
Jeffrey C. Mack
Chief Executive Officer
18671 Lake Drive East
Minneapolis, MN 55317
Tel: (952) 698-6981
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ SEC File No. 333-195782

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered (1)(2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee (4)
Common stock, $0.0001 par value	119,709	1.50	$179,564	$23.13

(1)
In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the Registration Statement on Form S-1 (File No. 333-195782), as amended, is hereby registered.

(2)	All shares included herein are shares of common stock offered by the selling stockholders.
(3)	Based on the offering price.
(4)	The registration fee is calculated in accordance with Rule 457(a) of the Securities Act, based on the offering price of the additional securities.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

We are filing this registration statement with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933.  This registration statement relates to the public offering of securities contemplated by the registration statement on Form S-1 (File No. 333-195782), originally filed by us with the Commission on May 7, 2014, and subsequently amended, and includes the registration statement facing page, this page, the signature page, an exhibit index and exhibits. It is being filed for the sole purpose of registering an additional $179,564 of securities pursuant to Rule 462(b), which amount does not represent more than 20% of the maximum aggregate offering price set forth for the securities in the “Calculation of Registration Fee” table in the registration statement on Form S-1 (File No. 333-195782), as amended.

The information in the registration statement on Form S-1 (File No. 333-195782), as amended by Pre-Effective Amendment Nos. 1 through 5 thereto, filed with the Commission, is incorporated by reference into this registration statement. The required opinions and consents are listed on the exhibit index attached hereto and filed herewith.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.   Exhibits and Financial Statement Schedules

(a)  Exhibits.  All exhibits previously filed or incorporated by reference into the registrant’s registration statement on Form S-1 (File No. 333-195782) are incorporated by reference into, and shall be deemed to be a part of this filing, except for the following, which are filed herewith:

Exhibit Number	Description
5	Opinion of Maslon Edelman Borman & Brand, LLP (filed herewith)

23.1	Consent of Lurie Besikof Lapidus & Co. LLP (filed herewith)

23.2	Consent of Maslon Edelman Borman & Brand, LLP (included within Exhibit 5)

* Filed herewith

(b)  Financial Statement Schedules.  None.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on July 9, 2014.

Cachet Financial Solutions, Inc.

By:	/s/ Jeffrey C. Mack
Jeffrey C. Mack Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed, as of July 9, 2014, by the following persons in the capacities indicated below.

Name	Title

/s/ Jeffrey C. Mack	Director (Chairman), Chief Executive Officer and President
Jeffrey C. Mack	(Principal Executive Officer)

/s/ Darin P. McAreavey	Chief Financial Officer
Darin P. McAreavey	(Principal Financial and Accounting Officer)

/s/ James L. Davis	Director
James L. Davis

/s/ Michael J. Hanson	Director
Michael J. Hanson

/s/ Mark S. Anderson	Director
Mark S. Anderson

/s/ Terril H. Peterson	Director
Terril H. Peterson

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EXHIBIT INDEX

Exhibit No.	Description
5	Opinion of Maslon Edelman Borman & Brand, LLP

23.1	Consent of Lurie Besikof Lapidus & Co. LLP

23.2	Consent of Maslon Edelman Borman & Brand, LLP (included within Exhibit 5)

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